SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report:                   March 28, 2002
               ---------------------------------------------------------------
                       (Date of earliest event reported)

                          Bear Stearns Depositor Inc.
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              (Exact Name of Registrant as Specified in Charter)

         Delaware                  333-58504                    13-4164633
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(State of Incorporation)          (Commission               (I.R.S. Employer
                                  File Number)             Identification No.)

        245 Park Avenue
       New York, New York                                          10167
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(Address of Principal Executive Offices)                        (Zip Code)

      Registrant's Telephone Number, including area code (212) 272-2000
                                                         --------------

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ITEM 5.  Other Events
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     On March 28, 2002, Bear Stearns Depositor Inc. ("BSDI") transferred
$32,130,000 aggregate principal amount of 7.70% Debentures due May 15, 2097, issued by Ford Motor Company (the "Underlying Securities") to the Trust Certificates (TRUCs), Series 2002-1 Trust (the "Trust") established by BSDI, which issued Trust Certificates, Series 2002-1 (the "Certificates"), issued pursuant to a Standard Terms for Trust Agreements, dated as of June 19, 2001 (the "Standard Terms"), between BSDI and U.S. Bank Trust National Association, as trustee (the "Trustee"), as supplemented by a Series Supplement, dated as of March 28, 2002 (the "Series Supplement" and, together with the Standard Terms, the "Trust Agreement"), between BSDI and the Trustee. The Class A-1 Certificates were purchased by Bear, Stearns & Co. Inc. ("Bear Stearns") from BSDI pursuant to an underwriting agreement, dated March 14, 2002 (the "Underwriting Agreement"), between BSDI and Bear Stearns, acting for itself and as representative of the underwriters named in Schedule A of the Underwriting Agreement.

ITEM 7.  Financial Statements and Exhibits
         ---------------------------------

(a)  Financial Statements - Not Applicable

(b)  Pro Forma Financial Information - Not Applicable

(c)  Exhibits

Item 601(a) of
Regulation S-K
Exhibit No.                    Description
---------------                -----------

        4.1 Series Supplement, dated as of March 28, 2002, between Bear Stearns Depositor Inc., as Depositor, and U.S. Bank Trust National Association, as Trustee.

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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          BEAR STEARNS DEPOSITOR INC.


                                         /s/ Timothy Kelley Millet
                                         -----------------------------------
                                         Name:   Timothy Kelley Millet
                                         Title:  President

March 28, 2002

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                               INDEX TO EXHIBITS

    Exhibit No.                             Description
    -----------                             -----------

        4.1 Series Supplement, dated as of March 28, 2002, between Bear Stearns Depositor Inc., as Depositor, and U.S. Bank Trust National Association, as Trustee.